EXHIBIT 10.1

                              CONSULTING AGREEMENT

     Consulting Agreement, dated as of October 18, 2002 and effective as of January 1, 2003 (the "Effective Date") between MEH Consulting Services, Inc. (the "Consultant") and MediaBay, Inc. ("MediaBay" or the "Company").

     1. Consultant's Services. MediaBay hereby engages Consultant to provide to MediaBay, and Consultant agrees to provide to MediaBay under the terms of this Agreement, the following consulting services: advice and strategy relating to the Company's business, including but not limited to, its markets, competition, member acquisition activities, licensing activities, distribution partners, pricing strategy, product offerings, technology, and such other advice and strategy as may be required from time to time by the Company (hereinafter the "Services") during the Term (defined below). Consultant shall cause Michael Herrick ("Herrick") to provide the Services. During the Term, Consultant shall devote a minimum of 30 hours per week (determined for any week by averaging the number of hours devoted over any consecutive 10-week period). The Services shall be performed under the direct supervision of the Board of Directors of the Company (the "Board") and shall be performed at such times and places and in such manner (whether by conference, telephone, electronic communication or otherwise) as Consultant may determine. It is understood and agreed that while serving as a consultant to MediaBay hereunder, Consultant may, on a part-time basis, engage in any business or employment activities in any field either for his own account or for the account of others subject to the provisions of
Section 3 below. The Company shall provide Consultant with the use of the office Herrick previously used and secretarial services.

     2. Compensation; Reimbursement of Expenses. Consultant shall render the Services during the period from the Effective Date through December 31, 2003 (the "Term"). In exchange for the performance of the Services, and specifically for the covenants contained in Sections 3, 4 and 5 hereof, MediaBay shall pay Consultant a fee at the rate of $16,666 per month. In addition, MediaBay will reimburse Consultant for the business expenses (including, without limitation, cell phone, wireless PDA, laptop, internet service provider and travel expenses, to the extent such expenses relate to Consultant's performance of the Services) it actually incurs in the performance of the Services hereunder, provided that the business expenses are fully documented, reasonable and necessary, and, if an expense is in excess of $2,500, approved in advance by MediaBay. During the Term, the Company shall provide Consultant with use of the automobile previously used by Herrick, and the Company shall make all lease payments and shall pay all expenses maintaining and insuring the automobile.

     3. Noncompetition Covenant. During the period of this Agreement, neither Consultant nor Herrick shall engage in any business activity on behalf of an entity which is a direct competitor of MediaBay without obtaining the prior written authorization of MediaBay.

     4. Nonsolicitation of Employees. During the period of this Agreement, neither Consultant nor Herrick shall directly or indirectly, recruit or attempt to recruit any person who is employed by MediaBay.

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     5. Nondisclosure Obligation. Neither Consultant nor Herrick shall at any time, whether during or two (2) years after the termination of this Agreement, use or reveal to any person or entity any trade secrets or confidential information of MediaBay or any trade secrets or confidential information of any third parties which MediaBay is under an obligation to keep confidential, except to employees of MediaBay who need to know such information for the purposes of their employment, or as otherwise authorized by MediaBay in writing. Confidential information includes, but is not limited to, customer or member databases, terms of licensing arrangements, know how, marketing plans and strategies, pricing and costing policies, customer and suppliers lists and accounts, nonpublic financial information, systems, processes, software programs, works of authorship, inventions, projects, plans and proposals. Neither Consultant nor Herrick shall use or disclose any material non-public information discovered about MediaBay, whether through the rendering of Services or otherwise. Consultant and Herrick shall keep secret all matters entrusted to Consultant or Herrick and shall not use or attempt to use any confidential information except as may be required in the ordinary course of performing Consultant's Services as a consultant of MediaBay, nor shall Consultant or Herrick use any confidential information in any manner which may cause loss or is calculated to cause loss to MediaBay. Notwithstanding the foregoing sentences, such confidential information does not include (i) information which is or becomes publicly available (except as may be disclosed in violation of this Agreement) or (ii) information acquired by Consultant or Herrick from a source other than the Company or any of its employees, which source acquired such information directly from the Company without a breach of any confidentiality obligation between such source and the Company; or (iii) information which Consultant or Herrick is required to disclose by virtue of subpoenas, court orders or otherwise as a matter of law.

     6. Termination.

     (a) This Agreement may not be terminated by MediaBay except "for just cause" as outlined below. The Company may terminate Consultant's engagement hereunder "for just cause" at any time during the term of this Agreement upon thirty (30) days' advance written notice and, in the case of Item (c) below, provided that Consultant has not begun to cure such breach during such thirty
(30) day period. Termination of Consultant's engagement by the Company shall constitute a termination "for just cause" under this Section if such termination is for one or more of the following causes: (a) willful misconduct of Consultant or Herrick in connection with the performance of the Services, (b) the conviction of Consultant or Herrick of a felony, either in connection with the performance of its obligations to the Company, or which shall adversely affect Consultant's or Herrick's ability to perform such obligations; (c) a breach of
Section 3, 4 or 5 of this Agreement; or (d) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material loss, damage or injury to the Company. In the event of a termination "for just cause" pursuant to the provision above, Consultant shall be entitled to no further benefits other than payment of amounts owed to Consultant through the date of such termination.

     (b) This Agreement may be terminated by Consultant upon thirty (30) days notice to the Company. In the event of termination by Consultant, Consultant shall be entitled to no further benefits other than payment of amounts owed to Consultant through the date of such termination.

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     7. Independent Contractor. It is expressly understood and agreed that during the term of this Agreement, the Consultant's relationship to MediaBay will be that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship with MediaBay other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. The Consultant and Herrick shall have sole responsibility for the payment of all federal, state and local income taxes and for Social Security and other similar taxes with respect to any compensation provided by MediaBay hereunder. Neither the Consultant nor Herrick is authorized to bind MediaBay, or to incur any obligation or liability on behalf of MediaBay, except as expressly authorized by MediaBay in writing. The Consultant understands and agrees that the work to be performed is not covered under the unemployment compensation laws and that the work to be performed is not intended to be covered by applicable worker's compensation laws.

     8. Insurance and Employee Benefits. Herrick shall be entitled to receive insurance and employee benefits applicable to all officers of the Company, to the extent permitted by any benefit plan now or hereinafter in effect.

     9. Miscellaneous.

     (a) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to its subject matter and supersedes all previous negotiations, promises, agreements and understandings with respect to those matters, whether oral or written.

     (b) Consultant represents that its performance of all the terms of this Agreement does not and will not breach any non-competition agreement and/or agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence from other entities besides MediaBay, and Consultant will not disclose to MediaBay or induce MediaBay to use any confidential or proprietary information or material belonging to others.

     (c) No provision of this Agreement shall be waived, amended, modified, superceded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

     (d) Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Consultant hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

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     (e) This Agreement, the Services to be performed and all rights hereunder are unique to Consultant and Herrick and may not be performed on Consultant's behalf by any person other than Herrick and may not be transferred or assigned by Consultant or by the Company at any time.

     (f) This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its conflicts of laws provisions.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement this 18th day of October 2002.

MEH CONSULTING SERVICES, INC.                  MEDIABAY, INC.

/s/ Michael Herrick                            By /s/ John F. Levy
-------------------                            -------------------
Michael Herrick                                Name:  John F. Levy
                                               Title:  Executive Vice President/
                                               Chief Financial Officer


AGREED AND ACCEPTED
AS TO SECTIONS 3, 4 AND 5

/s/Michael Herrick
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Michael Herrick, individually